UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 2, 2014

Commission File Number:  00053851

Mobivity Holdings Corp.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
26-3439095
(IRS Employer Identification No.)

58 West Buffalo St, #200, Chandler, Arizona 85225
(Address of principal executive offices)

866-622-4261
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2014, the board of directors of Mobivity Holdings Corp. (the "Company") appointed William Van Epps to the Company's board of directors to serve as a director of the Company until the next annual meeting of the stockholders of the Company and until his successor is elected and qualified or until his earlier resignation or removal.

Mr. Van Epps, age 66, served as chief executive officer of Agile Pursuits Franchising, Inc., a wholly-owned subsidiary of The Procter and Gamble Company, from 2009 to 2011, where he established Tide Dry Cleaners and Mr. Clean Car Wash operations. Mr. Van Epps served as president at Papa John's International Inc. from 2006 to 2009, and as chief operating officer and senior vice president of Papa John's International Inc. from January 2004 to 2006, where he was responsible for domestic corporate and franchised restaurant operations and international operations. Mr. Van Epps also served as managing director of International at Papa John's International from 2001 to 2004. Prior to joining Papa John's, he served as president of the International Division of Yorkshire Global Restaurants, where he was responsible for the international development of Long John Silvers and A&W restaurants. From 1993 to 1999, Mr. Van Epps served as president of the International Division at AFC Enterprises where he developed international brand deployments for Popeye's, Church's Chicken, Cinnabon, Seattle Coffee Co., and Chesapeake Bakery Cafe. Mr. Van Epps began his career working alongside Pizza Hut founder, Frank Carney, where, from 1974 through 1981, he helped expand Pizza Hut into Hong Kong, Thailand and Singapore while also overseeing stores in Australia, New Zealand, as well as a joint venture in Japan.

In connection with his appointment to the board, the Company granted to Mr. Van Epps Restricted Stock Units, or RSUs, representing 11,743 shares of common stock of the Company, which will vest in equal monthly installments commencing on October 31, 2014 and on the last day of the next three (3) months, subject to Mr. Van Epps continued service on the board through the vesting date. Pursuant to a RSU Agreement between the Company and Mr. Van Epps, the Company will issue to Mr. Van Epps 11,743 shares of common stock of the Company, subject to the vesting of the RSUs, at a future date as set forth in the RSU Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobivity Holdings Corp.

Date:   October 9, 2014
By:	/s/ Dennis Becker

Name: Dennis Becker
Title: Chief Executive Officer